Investor Presentation Steven Larochelle, Chief Executive Officer Joe Lussier, Chief Financial Officer September 5, 2024

Disclaimer 2 This investor presentation has been prepared by Enterprise Bancorp, Inc., (the “Company” or “EBTC”) solely for informational purposes based on its own information, as well as information from public sources. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company has not independently verified such information and cannot guarantee the accuracy of such information. This investor presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in the investor presentation and other information provided by or on behalf of the Company. Cautionary Statement Regarding Forward-Looking Information This investor presentation contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; potential recession in the United States and our market areas; the impacts related to or resulting from bank failures and any continuation of uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto; increased competition for deposits and related changes in deposit customer behavior; the impact of changes in market interest rates, whether due to continued elevated interest rates or potential reductions in interest rates and a resulting decline in net interest income; the persistence of the current inflationary pressures, or the resurgence of elevated levels of inflation, in our market areas and the United States; the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; increases in unemployment rates in the United States and our market areas; declines in commercial real estate values and prices; uncertainty regarding United States fiscal debt and budget matters; cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events; competition and market expansion opportunities; changes in non-interest expenditures or in the anticipated benefits of such expenditures; changes in tax laws; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; potential increased regulatory requirements and costs related to the transition and physical impacts of climate change; and current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, EBTC has provided reconciliations within this presentation, as necessary, of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For more details on EBTC’s non-GAAP measures, refer to the Appendix in this presentation.

Today’s Presenters 3 Steven Larochelle Chief Executive Officer Joe Lussier Chief Financial Officer

Corporate Profile Founded in 1989 in Lowell, Massachusetts, Enterprise Bank is a commercially focused and community centric banking company operating in highly attractive markets in northern Massachusetts and southern New Hampshire 4 (1) Wealth assets under management and administration (81% managed) (2) ~9% Executive Management, ~13% Independent Directors per the 2024 Proxy Massachusetts New Hampshire$3.77B Loans $4.77B Assets $4.25B Deposits $1.40B AUM & AUA(1) 3.10% Dividend Yield EBTC NASDAQ $385 Market Cap 27 Branches 22%(2) Insider Ownership Financial Data (as of June 30, 2024) Stock Data (as of August 30, 2024)

Branch Footprint 5 Highly attractive market demographics across the footprint Economically vibrant and innovative communities along Routes 95, 93, 495, 2 and 3, as well as close proximity to communities nationally renowned for their economic vitality such as Boston and Cambridge 27 branch locations [19 in MA and 8 in NH] serving 22 communities in carefully chosen, generally contiguous markets

Consistent, 35-year history of strong organic market expansion, growth, and profitability Responsive sales and service culture with an emphasis on being relationship-based, core funded, commercially centric, and community embedded Strong balance sheet with quality commercial loan and relationship-based deposit portfolios, favorable liquidity and capital positions, paired with a conservative credit and reserve culture Strong liquidity position anchored through our strong deposit market share Attractive product offerings and fee income opportunities highlighted by commercial and construction lending, cash management, wealth management and secondary market mortgage sales. Experienced management team and Board of Directors that has an aligned interest through high stock ownership Operate in vibrant economic markets with attractive demographics Investment Merits 6 Enterprise is a High-Quality, Relationship Driven, Community and Commercial Bank Focused on Providing Long-Term Returns for Its Shareholders, Customers and Communities

$14.80 $15.43 $16.61 $18.29 $19.44 $21.43 $23.72 $25.68 $27.96 $30.73 $32.86 $33.57 $0.24 $0.74 $1.26 $1.80 $2.38 $3.02 $3.72 $4.46 $5.28 $6.20 $6.68 2014Q2 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2 TBVPS (Excl AOCI) Cumulative Cash Dividends 9% 9% 9% 9% 9% 9% 9% 10% 8% 10% 10% 9% 3% 10% 15% 8% Focused on Long-Term, Consistent Growth 7 Last 20 Years Net Income (2) Total Assets Loans Customer Deposits (1) Compound Annual Growth Rate (CAGR) Through 6/30/2024 Last 5 Years Last 10 Years Last 15 Years Our growth has been entirely organic Tangible Book Value Per Share (Excl. AOCI)(1) (1) See non-GAAP reconciliation in the Appendix. (2) Net income was for the trailing twelve months ended for the respective 6/30 period. (3) Dividends listed for 2014 include the 3rd and 4th quarters only. (3)

$24.61 $27.54 $28.35 $22.80 $26.36 $26.95 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2 8 Diluted Earnings Per Share Tangible Book Value Per Share (TBVPS)(1) Note: Data as of 6/30/2024 (1) See non-GAAP reconciliation in the Appendix Return on Average Assets (ROAA) Return on Average Tangible Common Equity (ROATCE)(1) Track Record of Creating Shareholder Value $32.86 2023Y AOCI YTD’24 AOCI $33.57 $2.89 $2.64 $3.50 $3.52 $3.11 $1.67 $1.46 2019Y 2020Y 2021Y 2022Y 2023Y YTD'23 YTD'24 1.10% 0.82% 0.98% 0.96% 0.85% 0.79% 2019Y 2020Y 2021Y 2022Y 2023Y YTD'24 12.57% 10.13% 12.71% 14.76% 12.72% 11.20% 2019Y 2020Y 2021Y 2022Y 2023Y YTD'24

A Highly Regarded Culture 9 Founded with a purpose to strengthen the economic fabric of our communities and our customers’ success Recognized as a top place to work for twelve straight years by the Boston Globe Focused on the long-term with consistent investment in our team members, technology, and facilities Staffed with talented team members dedicated to exceptional service and a strong sales ethic Our Culture Our Non-Profit Collaborative, now in its 17th year, provides education seminars to our non-profit organizations and communities annually We supported over 450 organizations, both financially and through 26,000 volunteer hours, in 2023 Environmental, Social & Governance Diversity, Equity & Inclusion We celebrate and promote awareness of personal identity in the workplace to strengthen everyone’s sense of belonging within our Enterprise Bank family We promote a culture of team member engagement and invest in our people through numerous internal development and advancement programs Our team is comprised of 67% Women, 23% BIPOC/POC, 63% Women in Management, 13% BIPOC/POC in Management, 29% Women on our Board Note: Data as of 6/30/2024

Deposit Market Share

Consolidated in our Footprint

Rank	Bank	Branches	Deposits ($MM)	Deposit Market Share
1	Bank of America	15	5,262	18.84%
2	TD Bank	26	4,639	16.61%
3	**Enterprise**	**27**	**4,076**	**14.60%**
4	Citizens Financial	18	2,838	10.16%
5	Santander	25	2,743	9.82%
6	Lowell Five	12	1,164	4.17%
7	Bank of New England	6	990	3.54%
8	Eastern Bankshares	9	621	2.22%
9	Middlesex Bancorp	2	589	2.11%
10	Fidelity Co-Op	4	559	2.00%
	All Other Institutions	62	4,447	15.93%
Total		**206**	**27,928**	**100.00%**

- Dominant community bank market share achieved in short timeframe (i.e., young branches)
- Consolidated - **3rd in our footprint** with average branch size of ~$151 million with an average branch age of only 17 years
- Massachusetts - **3rd in our footprint** with average branch size of $163 million and average branch age of 20 years
- New Hampshire - **4th in our footprint** with average branch size of $124 million and average branch age of 10 years

Massachusetts in our Footprint

MA Rank	Bank	Branches	Deposits ($MM)	Deposit Market Share
1	Bank of America	10	3,868	19.82%
2	TD Bank	19	3,233	16.56%
3	**Enterprise**	**19**	**3,088**	**15.83%**
4	Santander	18	1,890	9.68%
5	Lowell Five	11	1,109	5.69%
6	Citizens Financial	7	1,092	5.60%
7	Middlesex Bancorp	2	589	3.02%
8	Eastern Bankshares	7	580	2.97%
9	Fidelity Co-Op	4	559	2.86%
10	Rollstone Bancorp	5	427	2.19%

New Hampshire in our Footprint

NH Rank	Bank	Branches	Deposits ($MM)	Deposit Market Share
1	Citizens Financial	11	1,745	20.74%
2	TD Bank	7	1,406	16.71%
3	Bank of America	5	1,393	16.56%
4	**Enterprise**	**8**	**988**	**11.75%**
5	Bank of New England	4	873	10.38%
6	Santander	7	854	10.15%
7	Salem Co-Op	1	305	3.63%
8	JP Morgan Chase	3	184	2.18%
9	Millyard Bank	1	156	1.85%
10	Pentucket Bank	1	117	1.39%

Notes:
- Based on FDIC branch data as of 6/30/2023
- Branch footprint based on communities displayed on Slide 5

Enterprise 10

Strong Low Cost Deposit Franchise 11 Q2-2024 Cost of Deposits for All Public Banks Headquartered in New England with Total Assets Between $3B and $15B Source: 10-Q filings as of 06/30/2024 Note: Includes all public headquartered in New England with total assets between $3 billion and $15 billion as of 6/30/24 EBTC Q2-2024 Cost of Deposits were 1.85% Cost of Funds were 1.94% 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 EBTC Bank 2 Bank 3 Bank 4 Bank 5 Bank 6 Bank 7 Bank 8 Bank 9 Bank 10 Bank 11 Bank 12

Highly Effective and Scalable Model 12 Wealth Management Personal Banking Residential Lending Commercial and Construction Lending Our brand resonates as “community,” “commercial” and “relationship-driven” Capabilities and service delivery to our customers that exceeds our asset size We are staffed with talented and relationship-centric team members who have strong ties to the communities they operate in and exhibit exceptional service Robust capabilities, relationship focus, commercial bank expertise and ability to quickly develop deep community ties is highly scalable for expanding to new markets Our Core Business Lines Cash Management

Financial Highlights June 30, 2024 13

Q2-2024 Financial Highlights 14 (1) See non-GAAP reconciliation in the Appendix Net income – $9.5 million or 0.77% per diluted share Net interest income increased 2.8% compared to Q1-2024 Tax-equivalent net interest margin – 3.19% (1) Return on average assets – 0.82% Return on average equity – 11.55% Total loans – amounted to $3.77 billion  increased 3.1% (12% annual rate) compared to Q1-2024 Total deposits – amounted to $4.25 billion  increased of 3.5% (14% annual rate) compared to Q1-2024  included no brokered deposits Solid quarterly operating results led by stable net interest margin and strong net interest come growth. Loan and deposit growth were excellent. Liquidity position remained favorable with wholesale funding minimal. Credit quality and capital remained strong. Total loans to total deposits – 89% Borrowed funds to total assets – 1.29% Non-performing loans to total assets – 0.37% Allowance for credit losses to total loans – 1.65% Capital Ratios –  Tier 1 leverage ratio – 8.76%  Tier 1 risk based regulatory capital – 10.34%  Total risk based regulatory capital – 13.07%  Tangible common equity to tangible assets – 7.02% (1)

Non-Interest Checking 25% Interest- Bearing Checking 19% Savings 7% Money Market 35% Certificate of Deposit 15% Stable Low-Cost Deposit Portfolio 15 2024 Q2 Deposit PortfolioTotal Deposits ($MM) MTD June 2024 cost of deposits was 1.88% Full cycle deposit beta of 35% Core deposits(1) amounted to 94% of total deposits Local and relationship-based deposit portfolio Municipal and public entity deposits amounted to 11% of total deposits Most of the municipal relationships are anchored by strong cash management operating accounts Note: Data as of 6/30/2024 (1) Total deposits excluding CDs over $250 thousand $4.2 Billion $2,787 $3,551 $3,980 $4,036 $3,978 $4,249 0.72% 0.34% 0.10% 0.14% 1.09% 1.85% 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2 Deposits ($MM) Cost of Deposits

Commercial Real Estate - Non Owner Occupied 41% Commercial Real Estate - Owner Occupied 18% Commercial & Industrial 11% Construction & Development 16% Residential 11% Home Equity Loans & Lines 3% Diverse and Attractive Loan Portfolio 16 2024 Q2 Loan Portfolio Composition Note: Data as of 6/30/2024 $3.8 Billion Commercially focused, relationship-based lender Consistent growth driven by long-term relationships Full cycle beta is 28% 17% of the loan portfolio is floating Total Loans ($MM) $443 $72 $2,566 $3,074 $2,921 $3,181 $3,568 $3,769 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2 Loans (Excl. PPP) ($MM) PPP Loans ($MM)

Other 9% Multi-Family 29% 1-4 Family 16% Retail 11% Office 12% Industrial/Warehouse Building 10% Self Storage Facility 4% Resid Condo 3% Mixed Use-Resid 3% Mixed Use-Cmml 3% Investor CRE Portfolio 17 Non-Owner Occupied CRE - $1.5b(1) Source: Company records Note: Data as of 6/30/2024 (1) By property type (2) By purpose type Construction - $620m(2) Other 11% Multi-Family 26% Resid Condos 19% Land 14% Resid Single Lot 13% Commercial 8% Revolv for Resid SubDiv 5% Storage Facility 4% Multi-family portfolio is well diversified by borrower and geography. Office loans are 5% of total loans. Retail loans are mostly local small strip plazas and not large shopping centers or mall complexes. Construction portfolio consists of:  51% residential for re-sale and  49% commercial real estate

Disciplined Underwriting & Credit Culture 18 Allowance for Credit Losses (ACL)(2)Non-performing Loans (NPL) and Charge-offs (1) Favorable long-term credit metrics highlighted by relatively low levels of nonperforming loans Focus on seasoned and well positioned borrowers Focus on personal guarantees (1) Charge-offs in 2021 is net of $1.1 million gain on OREO sales (2) ACL/Loans ratios exclude PPP loans in calculation. See non-GAAP reconciliation in the Appendix. Conservatively positioned with strong level of allowance for credit losses Legal lending limit – $96 million LTV & DSC Policy Limits:  Non-Owner Occupied – 75% & 1.25x  Owner Occupied – 75% & 1.00x CECL Adoption 0.58% 1.24% 0.91% 0.19% 0.32% 0.47% 0.06% 0.05% 0.10% 0.01% 0.00% 0.00% 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2 NPLs/Loans NCOs/Avg Loans $33,614 $44,565 $51,125 $47,704 $52,640 $58,995 $61,999 1.31% 1.69% 1.94% 1.67% 1.66% 1.65% 1.65% 2019Y 2020Y 1/1/2021 2021Y 2022Y 2023Y 2024Q2 ACL Total ($000s) ACL/Loans

U.S. Agency MBS/CMO 54% U.S. Treasuries and Agencies 3% Muni(Taxable) 36% Muni(Tax- Exempt) 5% Other 2% Investments and Liquidity 19 Bond Portfolio at Market to Total Assets: 13% Municipal Bond Ratings:  A: 12%; AA: 80%; AAA: 8% QTD Tax-equivalent Yield: 2.16% Effective Duration: 4.9 years Cash & Equivalents: $200 million Wholesale Funding: $60 million Borrowing Capacity FHLB/FRB: $1.15 billion Portfolio and Liquidity CompositionBond Portfolio Composition Note: Data as of 6/30/2024 $628 Million

$7.7 $14.2 $1.8 $34.2 $31.5 $42.2 $42.7 $38.1 $20.5 $18.0 2019Y 2020Y 2021Y 2022Y 2023Y YTD'23 YTD'24 Net Income (Excl. PPP Income) ($MM) Tax Effected PPP Income ($MM) Consistent Profitability 20 Net Income ($MM)(2)FTE Net Interest Margin (NIM)(1) Potential for loan yield increase with 43% of loans reprice in 2025-2027, with most originated in the 2020- 2022 low-rate cycle. Note: Data as of 6/30/2024 (1) See FTE net interest margin non-GAAP reconciliation in the Appendix (2) See non-GAAP reconciliation in the Appendix. Net income impacted by a $12.5 million pre-tax COVID related provision expense 4.66% 3.99% 3.62% 3.75% 4.60% 4.47% 4.95% 0.76% 0.42% 0.19% 0.22% 1.16% 0.86% 1.88% 3.95% 3.59% 3.44% 3.54% 3.51% 3.65% 3.19% 0.00% 2.00% 4.00% 6.00% 2019 2020 2021 2022 2023 YTD'23 YTD'24 Yield on Interest-Earning Assets Cost of Funds FTE Net Interest Margin Average NIM was 3.96% from 2015-2019 and has recently been impacted by the “covid cycle’s” high liquidity followed by the impact of increases in deposit costs.

Wealth Management 36% Deposit & Interchange Fees 41% Other 23% Non-Interest Income 21 Deposit and Interchange Fees ($000) Wealth Management Revenue ($000) Adjusted Non-Interest Income YTD’2024(1) $10.6 Million Note: Data as of 6/30/2024 (1) Non-interest income is adjusted for non-core operating items; see non-GAAP reconciliation in the Appendix $5,494 $5,815 $6,787 $6,533 $6,730 $3,260 $3,820 2019Y 2020Y 2021Y 2022Y 2023Y YTD'23 YTD24 $6,870 $6,426 $6,971 $8,196 $8,475 $4,343 $4,353 2019Y 2020Y 2021Y 2022Y 2023Y YTD'23 YTD24

Interest Rate Sensitivity 22 Year 1 Cumulative 2 Years Cumulative 5 Years Scenario % Change % Change % Change +2.00% -4.0% -5.9% 1.1% -2.00% 3.5% 3.8% -4.4% Source: Company records Note: Data as of 6/30/2024 Model ramps interest rate changes evenly over 12 months Liability sensitive for 2 years Long-term asset sensitive Net Interest Income – Sensitivity to Interest Rate Changes

Our Value Summary 23 Attractive Markets Expanding footprint in a vibrant market area Largest community bank in the markets we serve Young bank and young branch franchise; yet we have built extremely strong market share positions Deep-rooted community relationships in every community we serve Strong Long-Term Financial Results History of delivering consistent and strong growth results Disciplined credit culture and capital position is “well-capitalized” Service-based fee income lines of business support revenues Focused on building long-term shareholder value Culture & Team Drives Success Strong and deep Board and Leadership team Unwavering commitment to excellence Positive recognition of our workplace and culture An intense sense of purpose Significant insider ownership Well Positioned Business Model Strong core low-cost deposit funding High level of liquidity will provide a benefit from interest rate increases Digitally enabled Commercial relationship driven Progressive business lines: commercial lending, construction lending, wealth management, cash management, residential lending

Appendix 24

Non-GAAP Reconciliation

The following table reconciles GAAP measures with non-GAAP measures for the periods indicated as follows: book value per share which is a GAAP measure is reconciled with tangible book value per share and tangible book value per share, excluding AOCI, which are non-GAAP measures.

All dollars in thousands, except per share data	QTD						Twelve Mos. Ended					YTD
	6/30/14	2014 [1]	2015	2016	2017	2018	2019	2020	2021	2022	2023	6/30/24
Total Stockholders' Equity	$159,502	$166,950	$180,327	$214,786	$231,810	$255,297	$296,641	$334,426	$346,895	$282,267	$329,117	$340,441
Less: Intangible Assets	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656
Tangible Common Equity	**$153,846**	**$161,294**	**$174,671**	**$209,130**	**$226,154**	**$249,641**	**$290,985**	**$328,770**	**$341,239**	**$276,611**	**$323,461**	**$334,785**
Accumulated Other Comprehensive Income	$3,775	$3,767	$2,274	-$758	$416	-$1,284	$10,510	$22,193	$4,662	-$96,207	-$79,763	-$82,306
Tangible Common Equity, Excluding AOCI	**$150,071**	**$157,527**	**$172,397**	**$209,888**	**$225,738**	**$250,925**	**$280,475**	**$306,577**	**$336,577**	**$372,818**	**$403,224**	**$417,091**
Total Assets	$1,933,248	$2,022,228	$2,285,531	$2,526,269	$2,817,564	$2,964,358	$3,235,049	$4,014,324	$4,447,819	$4,438,333	$4,466,034	$4,773,681
Less: Intangible Assets	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656	$5,656
Tangible Assets	**$1,927,592**	**$2,016,572**	**$2,279,875**	**$2,520,613**	**$2,811,908**	**$2,958,702**	**$3,229,393**	**$4,008,668**	**$4,442,163**	**$4,432,677**	**$4,460,378**	**$4,768,025**
Tangible Common Equity Ratio	**7.98%**	**8.00%**	**7.66%**	**8.30%**	**8.04%**	**8.44%**	**9.01%**	**8.20%**	**7.68%**	**6.24%**	**7.25%**	**7.02%**
Basic Shares Outstanding	10,137,443	10,207,943	10,377,787	11,475,742	11,609,853	11,708,218	11,825,331	11,937,795	12,038,382	12,133,516	12,272,674	12,424,407
Book Value per Share	**$15.73**	**$16.35**	**$17.38**	**$18.72**	**$19.97**	**$21.80**	**$25.09**	**$28.01**	**$28.82**	**$23.26**	**$26.82**	**$27.40**
Less: Intangible Book Value per Share	$0.56	$0.55	$0.55	$0.49	$0.49	$0.48	$0.48	$0.47	$0.47	$0.47	$0.46	$0.46
Tangible Book Value per Share	**$15.17**	**$15.80**	**$16.83**	**$18.23**	**$19.48**	**$21.32**	**$24.61**	**$27.54**	**$28.35**	**$22.79**	**$26.36**	**$26.94**
Less: Acc. Other Comprehensive Income per Share	$0.37	$0.37	$0.22	-$0.07	$0.04	-$0.11	$0.89	$1.86	$0.39	-$7.93	-$6.50	-$6.62
Tangible Book Value per Share, Excluding AOCI	**$14.80**	**$15.43**	**$16.61**	**$18.30**	**$19.44**	**$21.43**	**$23.72**	**$25.68**	**$27.96**	**$30.72**	**$32.86**	**$33.56**
Annual Dividends Paid	$0.00	$0.24	$0.50	$0.52	$0.54	$0.58	$0.64	$0.70	$0.74	$0.82	$0.92	$0.48
Cumulative Dividends (2014-2024)	**$0.00**	**$0.24**	**$0.74**	**$1.26**	**$1.80**	**$2.38**	**$3.02**	**$3.72**	**$4.46**	**$5.28**	**$6.20**	**$6.68**

Enterprise

(1) Dividends listed for 2014 include the 3rd and 4th quarters only.

25

Non-GAAP Reconciliation

The following tables reconcile GAAP measures with non-GAAP measures for the periods indicated as follows: net interest margin which is a GAAP measure is reconciled with fully tax equivalent (FTE) net interest margin which is a non-GAAP measure and non-interest income which is a GAAP measure is reconciled with adjusted non-interest income which is a non-GAAP measure.

All dollars in thousands	Three Months Ended 6/30/24
Net Interest Income	$36,161
Plus: Tax Equivalent Adjustment	$256
FTE Net Interest Income	**$36,417**
Total Interest Earning Assets	$4,583,194
Net Interest Margin	**3.17%**
FTE Net Interest Margin	**3.19%**

All dollars in thousands	Six Months Ended 6/30/24
Non-Interest Income	$11,123
Less: Market Value Change Equity Portfolio	$566
Adjusted Non-Interest Income	**$10,557**

All dollars in thousands	Twelve Months Ended					Six Months Ended	
	2019	2020	2021	2022	2023	6/30/23	6/30/24
Net interest income	$115,857	$130,134	$141,556	$151,798	$153,084	$78,064	$71,351
Plus: tax equivalent adjustment	$1,578	$1,427	$1,417	$1,373	$1,245	$704	$522
FTE net interest income	**$117,435**	**$131,561**	**$142,973**	**$153,171**	**$154,329**	**$78,768**	**$71,873**
Total Interest Earning Assets	$2,974,952	$3,663,344	$4,151,239	$4,323,968	$4,393,455	$4,339,740	$4,520,560
Net Interest Margin	**3.89%**	**3.55%**	**3.41%**	**3.51%**	**3.48%**	**3.62%**	**3.17%**
FTE Net Interest Margin	**3.95%**	**3.59%**	**3.44%**	**3.54%**	**3.51%**	**3.65%**	**3.19%**

Enterprise

26

Non-GAAP Reconciliation 27 The following table reconciles GAAP measures with non-GAAP measures for the periods indicated as follows: net income which is a GAAP measure is reconciled with net income, excluding PPP income which is a non-GAAP measure. All dollars in thousands 2019 2020 2021 2022 2023 YTD'23 YTD'24 PPP Income $0 $10,675 $19,691 $2,561 $0 $0 $0 Less: Provision for Income Taxes on PPP Income $0 $3,001 $5,535 $720 $0 $0 $0 Tax Effected PPP Income $0 $7,674 $14,156 $1,841 $0 $0 $0 Net Income $34,200 $31,456 $42,171 $42,716 $38,058 $20,452 $18,019 Tax Effected PPP Income $0 $7,674 $14,156 $1,841 $0 $0 $0 Net Income, excluding PPP Income $34,200 $23,782 $28,015 $40,875 $38,058 $20,452 $18,019 Twelve Months Ended Six Months Ended

Non-GAAP Reconciliation 28 The following table reconciles GAAP measures with non-GAAP measures for the periods indicated as follows: average total stockholders’ equity which is a GAAP measure is reconciled with average tangible stockholders’ equity which is a non-GAAP measure. Additionally, the schedule calculates the return on average tangible common equity which is a non-GAAP measure. All dollars in thousands YTD 2019 2020 2021 2022 2023 6/30/24 Average Total Stockholders' Equity $277,833 $316,146 $337,563 $295,154 $304,903 $329,121 Less: Average Intangible Assets $5,656 $5,656 $5,656 $5,656 $5,656 $5,656 Average Tangible Common Equity $272,177 $310,490 $331,907 $289,498 $299,247 $323,465 Net Income $34,200 $31,456 $42,171 $42,716 $38,058 $36,236 Return on Average Tangible Common Equity 12.57% 10.13% 12.71% 14.76% 12.72% 11.20% Twelve Mos. Ended (1) (1) Net income for YTD 6/30/24 is annualized.